Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

This (“Agreement”) dated as of February 23rd, 2007, by and between ClearPoint Business Resources, Inc., a Delaware corporation (the “Corporation”), and ALS, LLC, a Florida limited liability company (the “Shareholder”).

The Shareholder owns shares of, or has rights to shares of Common Stock (as hereinafter defined) of the Corporation pursuant to the Asset Sale and Purchase Agreement among the Corporation, Shareholder and the other parties named therein, dated as of February 23rd, 2007 (the “Purchase Agreement”). The Corporation and the Shareholder deem it to be in their respective best interests to set forth the rights of the Shareholder in connection with public offerings and sales of the Common Stock.

NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the Corporation and the Shareholder hereby agree as follows:

Section 1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Commission” means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

“Common Stock” means the Common Stock, $.0001 par value per share, of the Corporation.

“Exchange Act” means the Securities Exchange Act of 1934 or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

“Other Shares” means at any time those shares of Common Stock which do not constitute Primary Shares or Registrable Shares and are entitled to registration rights.

“Person” shall be construed broadly and shall include, without limitation, an individual, a partnership, an investment fund, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Primary Shares” means at any time the authorized but unissued shares of Common Stock and shares of Common Stock held by the Corporation in its treasury.

“Registrable Shares” means Restricted Shares that constitute Common Stock.

“Restricted Shares” means, subject to the following sentence, shares of Common Stock held by the Shareholder. As to any particular Restricted Shares, once issued, such Restricted Shares shall cease to be Restricted Shares when (i) they have been registered under the Securities Act, the registration statement in connection therewith has been declared effective and they have been disposed of pursuant to such effective registration statement, (ii) they are eligible to be sold or distributed pursuant to Rule 144 within any consecutive three month period without volume limitations, or (iii) they shall have ceased to be outstanding. For greater certainty, the Corporation shall not be required to effect any registration of any shares of preferred stock, any warrants, options or other rights to purchase Common Stock or any promissory notes or other indebtedness.

“Registration Date” means the date upon which the registration statement pursuant to which the Corporation shall have initially registered shares of Common Stock under the Securities Act for sale to the public shall have been declared effective.

“Rule 144” means Rule 144 promulgated under the Securities Act or any successor rule thereto or any complementary rule thereto (such as Rule 144A of the Securities Act).

“Securities Act” means the Securities Act of 1933 or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

Section 2. Piggyback Registration. If after the date of the first anniversary of the date hereof the Corporation at any time proposes for any reason to register Primary Shares or Other Shares under the Securities Act (other than (i) on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto or any other form not available for registering Registrable Shares for sale to the public or (ii) pursuant to registration statement No. 333-122439 or any amendment thereto) it shall promptly give written notice to the Shareholder of its intention to so register such Primary Shares or Other Shares and, upon the written request, delivered to the Corporation within 30 days after delivery of any such notice by the Corporation, of the Shareholder to include in such registration Registrable Shares (which request shall specify the number of Registrable Shares proposed to be included in such registration), the Corporation shall use its best efforts to cause the Shareholder’s Registrable Shares to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration; provided, however, that if the managing underwriter advises the Corporation that the inclusion of all Registrable Shares requested to be included in such registration would interfere with the successful marketing (including pricing) of the Primary Shares or Other Shares proposed to be registered by the Corporation, then the number of Primary Shares, Registrable Shares and Other Shares proposed to be included in such registration shall be included in the following order:

(a) if the Corporation proposes to register Primary Shares:

(i) first, the Primary Shares;

(ii) second, Other Shares held by Senior Holders (as defined in Section 9) and requested to be included in such registration;

(iii) third, the Registrable Shares held by the Shareholder and Other Shares not held by Senior Holders and requested to be included in such registration (or, if necessary, such Registrable Shares pro rata among the holders thereof based upon the number of Registrable Shares and Other Shares not held by Senior Holders and requested to be registered by each such holder); and

(b) if the Corporation proposes to register Other Shares pursuant to a request for registration by the holders of such Other Shares that are entitled to registration rights:

(i) first, the Other Shares held by the parties demanding such registration;

(ii) second, the Registrable Shares held by the Investors and the Shareholder and Other Shares (other than shares registered pursuant to Section 2(b)(i) hereof) requested to be registered by the holders hereof (or, if necessary, pro rata among the holders thereof based on the number of Registrable Shares and Other Shares requested to be registered by such holders); and

(iii) third, the Primary Shares.

Section 3. Registration Procedures. In connection with registrations under Section 2 hereof, and subject to the terms and conditions contained therein, Corporation shall (a) use its best efforts to prepare and file with the Commission as soon as reasonably practicable, a registration statement with respect to the Registrable Common and use its best efforts to cause such registration to promptly become and remain effective for a period of at least 180 days (or such shorter period during which Shareholder shall have sold all Registrable Common which it requested to be registered); provided, however, that such 180-day period shall be extended for a period equal to the period that the Shareholder agrees to refrain from selling any securities included in such registration in accordance with Section 4 hereof; (b) prepare and file with the Commission such amendments (including post-effective amendments) to such registration statement and supplements to the related prospectus to appropriately reflect the plan of distribution of the securities registered thereunder until the completion of the distribution contemplated by such registration statement or for so long thereafter as a dealer is required by law to deliver a prospectus in connection with the offer and sale of the shares of Registrable Common covered by such registration statement and/or as shall be necessary so that neither such registration statement nor the related prospectus shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and so that such registration statement and the related prospectus will otherwise comply with applicable legal requirements; (c) provide to the Shareholder and its counsel an opportunity to review and provide comments with respect to such registration statement (and any post-effective amendment thereto) prior to such registration statement (or post-effective amendment) becoming effective; (d) use its best efforts to register and qualify the Registrable Common covered by such registration statement under applicable securities or “Blue Sky” laws of Florida for the distribution of the Registrable Common; (e) take such other actions as are reasonable and necessary to comply with the requirements of the Securities Act; (f) furnish such number of prospectuses (including preliminary prospectuses) and documents incident thereto as Shareholder from time to time may reasonably request; (g) provide to Shareholder, and to any attorney, accountant or other agent retained by the Shareholder or managing underwriter, reasonable access to appropriate officers and directors of Corporation to ask questions and to obtain information reasonably requested by the Shareholder, managing underwriter, attorney, accountant or other agent in connection with such registration statement or any amendment thereto; provided, however, that (i) in connection with any such access or request, any such requesting persons shall cooperate to the extent reasonably practicable to minimize any disruption to the operation by Corporation of its business and (ii) any records, information or documents shall be kept confidential by such requesting persons, unless (A) such records, information or documents are in the public domain or otherwise publicly available or (B) disclosure of such records, information or documents is required by court or administrative order or by applicable law (including, without limitation, the Securities Act); (h) notify each Shareholder and any managing underwriters participating in the distribution pursuant to such registration statement promptly (i) when Corporation is informed that such registration statement or any post-effective amendment to such registration statement becomes effective, (ii) of any request by the Commission for an amendment or any supplement to such registration statement or any related prospectus, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or of any order preventing or suspending the use of any related prospectus or the initiation or threat of any proceeding for that purpose, (iv) of the suspension of the qualification of any shares of Registrable Common included in such registration statement for sale in any jurisdiction or the initiation or threat of a proceeding for that purpose, (v) of any determination by Corporation that any event has occurred which makes untrue any statement of a material fact made in such registration statement or any related prospectus or which requires the making of a change in such registration statement or any related prospectus in order that the same will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (vi) of the completion of the distribution contemplated by such registration statement if it relates to an offering by Corporation; (i) in the event of the issuance of any stop order suspending the effectiveness of such registration statement or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any shares of Registrable Common included in such registration statement for sale in any jurisdiction, use its best efforts to obtain its withdrawal; (j) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, but not later than fifteen months after the effective date of such registration statement, an earnings statement covering the period of at least twelve months beginning with the first full fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; (k) use reasonable diligence to cause all shares of Registrable Common included in such registration statement to be listed on the Securities exchange (including, for this purpose, the New York Stock Exchange) or such exchange which the Common Stock is then listed at the initiation of Corporation; (1) use reasonable diligence to obtain an opinion from legal counsel (which may include the General Counsel of Corporation) in customary form and covering such matters of the type customarily covered by opinions as the underwriters, if any, may reasonably request; (m) provide a transfer agent and registrar for all such Registrable Common not later than the effective date of such registration statement; (n) enter into such customary agreements (including an underwriting agreement in customary form) as the underwriters, if any, may reasonably request in order to expedite or facilitate the disposition of such shares of Registrable Common; and (o) use reasonable diligence to obtain consents to the use of financial statements and a “comfort letter” from Corporation’s independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the underwriters, if any, may reasonably request. As used in this Section 3 and elsewhere herein, the term “underwriters” does not include the Shareholder.

Section 4. Transfer Restriction. Shareholder shall not transfer, assign, sell, pledge or convey the Registrable Shares prior to the one year anniversary of the date of this Agreement.

Section 5. Expenses. All expenses (other than as set forth below) incurred by the Corporation in complying with registering Registrable Shares, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), fees and expenses of complying with securities and blue sky laws, printing expenses, fees and expenses of the Corporation’s counsel and accountants shall be paid by the Corporation; provided, however, that all underwriting discounts, legal fees and expenses and selling commissions applicable to the Registrable Shares held by the Shareholder shall be borne by the Shareholder, in proportion to the number of Registrable Shares and Other Shares sold by all holders of Registrable Shares and Other Shares. For the avoidance of doubt, the Shareholder shall not be responsible for any legal fees unless the Shareholder elects to employ counsel to represent him to assist with the registration of his Registrable Shares; and provided further, underwriting discounts and selling commissions shall be chargeable to the Registrable Shares held by the Shareholder pro-rata in proportion to the number of shares sold by other holders of Registrable Shares and Other Shares.

Section 6. Indemnification.

(a) In connection with any registration of any Registrable Shares under the Securities Act pursuant to this Agreement, the Corporation shall indemnify and hold harmless Shareholder, each underwriter, broker or any other person acting on behalf of Shareholder and each other person, if any, who controls any of the foregoing persons within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or allegedly untrue statement of a material fact contained in the registration statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to Registration or qualification of any Registrable Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or any violation by the Corporation of the Securities Act or state securities or blue sky laws applicable to the Corporation and relating to action or inaction required of the Corporation in connection with such registration or qualification under such state securities or blue sky laws; and shall reimburse Shareholder, such underwriter, such broker or such other person acting on behalf of Shareholder and each such controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action.

(b) In connection with any registration of Registrable Shares under the Securities Act pursuant to this Agreement, Shareholder shall indemnify and hold harmless the Corporation, each director of the Corporation, each officer of the Corporation who shall sign such registration statement, each underwriter, broker or other person acting on behalf of the Shareholder and each person who controls any of the foregoing persons within the meaning of the Securities Act with respect to any statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Corporation or such underwriter specifically for use in connection with the preparation of such registration statement, preliminary prospectus, final prospectus, amendment, supplement or document, provided, however, that the maximum amount of Shareholder’s liability in respect of such indemnification shall be limited to an amount equal to the net proceeds actually received by Shareholder from the dale of Registrable Shares effected pursuant to such registration.

(c) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to above, such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that if any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 6, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity agreement provided in this Section 6.

(d) If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

Section 7. Information by Holder. The Shareholder shall furnish to the Corporation such written information regarding the Shareholder and the distribution proposed by the Shareholder as the Corporation may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

Section 8. Exchange Act Compliance. From the Registration Date or such earlier date as a registration statement filed by the Corporation pursuant to the Exchange Act relating to any class of the Corporation’s securities shall have become effective, the Corporation shall comply with all of the reporting requirements of the Exchange Act applicable to it (whether or not it shall be required to do so, but specifically excluding Section 14 of the Exchange Act if not then applicable to the Corporation) and shall comply with all other public information reporting requirements of the Commission which are conditions to the availability of Rule 144 for the sale of the Common Stock. The Corporation shall cooperate with the Shareholder in supplying such information as may be necessary for the Shareholder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144.

Section 9. Conflict with Registration Rights. To the extent Shareholder’s registration rights could be interpreted to conflict with or impair registration rights of EarlyBirdCapital, Inc. or Maxim Group, LLC or their respective affiliates and transferees and any warrant holders having rights to securities issued in connection with the Corporation’s initial public offering (“Senior Holders”), the registration rights of the Shareholder shall be junior and subordinate to the registration rights of such Senior Holders and the registration rights of such Senior Holders shall control.

Section 10. Termination. This Agreement shall terminate and be of no further force or effect on the date when there shall no longer be any Registrable Shares owned by the Shareholder outstanding.

Section 11. Successors and Assigns. This Agreement shall bind and inure to the benefit of the Corporation and the Shareholder and, subject to Section 13, the respective successors and assigns of the Corporation and the Shareholder.

Section 12. Assignment. Shareholder may assign its rights hereunder to any purchaser or transferee of Registrable Shares in accordance with this Agreement; provided, however, the Corporation shall have the right to consent to such assignment (in its absolute discretion) and that such purchaser or transferee shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to have the rights and obligations of the Shareholder hereunder whereupon such purchaser or transferee shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement as if such purchaser or transferee was originally the Shareholder herein and had originally been a party hereto.

Section 13. Entire Agreement. This Agreement, and the other documents referred to herein or therein or delivered pursuant hereto or thereto, contain the entire agreement among the Shareholder and the Company with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

Section 14. Notices. Notices hereunder shall be given in the manner provided in Section 11.1 of the Purchase Agreement.

Section 15. Modifications; Amendments; Waivers. The terms and provisions of this Agreement may not be modified or amended, nor may any provision be waived, except pursuant to a writing signed by the Corporation and Shareholder.

Section 16. Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Facsimile counterpart signatures to this Agreement shall be acceptable.

Section 17. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

Section 18. Governing Law / Jurisdiction / Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida applicable to contracts made and to be performed wholly therein and without regard to conflict of law provisions. Exclusive jurisdiction and venue shall be in a court of competent jurisdiction sitting in Orange County, Florida.

[Signature Page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement on the date first written above.

CLEARPOINT BUSINESS RESOURCES, INC.

By:	/s/ Christopher Ferguson
Name:	Christopher Ferguson
Title:	President

SHAREHOLDER:

ALS, LLC

By:	/s/ Michael J. O’Donnell
Name:	Michael J. O’Donnell
Title:	CEO

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

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